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               SPINNAKER INDUSTRIES ANNOUNCES VOLUNTARY CHAPTER 11
                  FILING TO FACILITATE FINANCIAL RESTRUCTURING;
                     SECURES NEW $30 MILLION FINANCING LINE
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TROY, OHIO, NOVEMBER 13, 2001 - Spinnaker Industries, Inc. (AMEX:SKK) announced that it has today commenced voluntary proceedings under Chapter 11 of the U.S. Bankruptcy Code for the purpose of facilitating and accelerating the financial restructuring it previously disclosed it was pursuing. The Company filed its petition in the United States Bankruptcy Court for the Southern District of Ohio, Western Division, in Dayton. The Chapter 11 filing includes Spinnaker Coating, Inc. and certain other affiliates.

The Company also announced that it has reached agreement, subject to Court approval, with its existing lenders, led by Transamerica Business Capital Corporation, to provide up to $30 million in debtor-in possession (DIP) financing. This funding will allow the Company to continue operating its Spinnaker Coating and other business units in their ordinary and customary manner.

Louis A. Guzzetti, Jr., Chairman & CEO, stated, "Over the course of this year, we have taken a number of difficult, decisive and important steps to change the strategic direction of the Company, including closure of our Maine operation. As a result of these actions, our Spinnaker Coating operations in Ohio are today positioned to be a profitable and leading provider of pressure sensitive roll and sheet products to small and mid-sized printers and distributors who value tailored business solutions and industry leading personalized customer service.

"We have made it clear over the past several months that the final critical step in the strategic repositioning of the Company was the need to retool our capital structure. In a step in that direction, in October we chose not to make an interest payment on our 10-3/4% Senior Notes and initiated discussions with our senior secured lenders and the Senior Noteholders regarding a financial restructuring. While those discussions continue, the parties believe that the Chapter 11 filing is necessary both to facilitate and accelerate the process.


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"We are particularly pleased that Transamerica has elected to continue its long relationship with the Company by leading the DIP financing that will enable us to proceed with business as usual at Spinnaker Coating. We know we can also count on the support of our loyal customers, vendors and employees; they, in turn, will have the total commitment of our management team to complete this process quickly and equitably. As a result of all these factors, we are confident that Spinnaker Coating will emerge as early as possible in 2002 as a financially sound and strategically focused company that is positioned, in partnership with our suppliers, to provide even greater value and service to our customers in the years ahead."

The Company also reported that its common stock (including its Class A common stock) no longer meets the continuing listing requirements of the American Stock Exchange. Consequently, the Company intends to seek to have the American Stock Exchange delist its common stock as soon as practicable; if delisted, the Company will then apply to the Securities and Exchange Commission to terminate the registration of the common stock under the Securities Exchange Act of 1934. With fewer than 300 holders of record, if the common stock is delisted and its registration terminated, the Company will no longer be required to disclose publicly the financial and other information that it now must provide under the Exchange Act. In such case, it is likely that there will be no active public trading market for the common stock.

Spinnaker Coating is a leading supplier of pressure sensitive paper stock for labels. It is also the largest producer of paper stock for pressure sensitive U.S. postage stamps, proudly serving as the sole supplier for the "United We Stand" special issue.

Contact:    George E. Fuehrer
            (937) 332-6657



SAFE HARBOR:

              The foregoing contains forward-looking statements regarding Spinnaker. They reflect the company's current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases "expect," "estimate," and "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ


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materially from these forward-looking statements include, but are not limited to, the following: Our need to obtain court approval of our DIP financing; the reaction of our employees, suppliers and customers to the pending bankruptcy proceedings; our inability to restructure our debt in the reasonably near-term; adjustments arising in the course of completing the analysis of information with respect to the review of the company's businesses and evaluation of impairment charges; and an increase in bad debt experience beyond current reserves. Other risk factors are listed from time to time in the company's SEC reports, including, but not limited to, the report on Form 10-K for the year ended December 31, 2000. Spinnaker disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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